Exhibit 99.01

GLENBOROUGH REALTY TRUST ANNOUNCES COMMON SHARE OFFERING

SAN MATEO, CALIFORNIA, March 9, 2004 — Glenborough Realty Trust (NYSE: GLB) today announced that it will issue 3.4 million shares of common stock in an underwritten offering. The offering is being underwritten by Goldman, Sachs & Co. Glenborough has granted the underwriters an option to purchase up to an additional 510,000 shares. Glenborough intends to use the net proceeds to redeem a portion of the outstanding shares of its 7¾% Series A Convertible Preferred Stock, and in the interim period prior to the redemption, repay a portion of the amounts outstanding under its $180 million unsecured credit facility. Formal notice of the redemption of the Preferred Stock will be provided to the holders of the Preferred Stock in the near term.

The shares of common stock are being offered through a prospectus supplement under the Company’s existing shelf registration statement. The offering of these securities will be made only by means of the prospectus supplement. The prospectus supplement relating to this public offering will be filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described in this press release, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. When available, copies of the prospectus supplement may be obtained from Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Prospectus Department, (telephone 212-902-1171).

Glenborough Realty Trust is a self-administered and self-managed real estate investment trust, or REIT, with a portfolio of 65 primarily office properties, including 4 operating joint ventures, as of December 31, 2003 in selected markets throughout the country. Glenborough focuses on owning and managing high-quality, multi-tenant office properties with strong demand attributes located in supply constrained locations within large diverse markets. The Company’s portfolio encompasses approximately 11 million square feet with concentrations in the following markets: Washington D.C., Southern California, Boston, Northern New Jersey and San Francisco.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Glenborough believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Glenborough’s actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from Glenborough’s expectations include the failure of the economy to continue its expansion; the failure of the economy to generate continued job growth; the failure of the office market to recover with a growing economy; the failure of existing tenants to pay their contractually obligated rent or proportionate share of operating expense increases as a result of, among other factors, adverse changes in their financial condition; Glenborough’s ability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration; changes in market rates for office space leases;

unanticipated increases in operating expenses; adverse changes in the general economy and/or in real estate conditions (including rental rates, competition from other properties and demand for new developments), or the failure of such conditions to improve, especially in the Company’s markets; Glenborough’s ability to generate revenues at expected levels from sources other than real estate operations; financing risks such as increases in debt service requirements associated with variable-rate debt and Glenborough’s ability to consummate planned financings and refinancing on the terms and within the time frames anticipated; and other risks detailed from time to time in Glenborough’s filings with the SEC. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.